NON-QUALIFIED STOCK OPTION AGREEMENT

             THIS NON-QUALIFIED STOCK OPTION AGREEMENT ("Agreement") is made by and between TeraGlobal Communications Corp., a Delaware corporation ("TeraGlobal"), and Robert E. Randall ("Randall").

             NOW, THEREFORE, in consideration of the mutual benefit to be derived herefrom, TeraGlobal and Randall agree as follows:

             1.          Grant of Option.  TeraGlobal hereby grants to Randall, the right, privilege and option ("Option") to purchase 1,000,000 shares of its common stock ("Stock") at $0.56 per share, the closing  bid price on the first date of his employment, as provided for in this Agreement.

             2.          Time of Exercise of Option.  The Option shall vest and may be exercised by Randall on the following schedule:

             Base Options:  Base options vest automatically provided that Randall remains employed with TeraGlobal through the vesting date.

January 23, 2001	166,667 Options
January 23, 2002	166,667 Options
January 23, 2003	166,666 Options

             Performance  Options:  Performance options vest annually on the date of this Agreement, if and only if TeraGlobal achieves the performance targets for the fiscal years set forth below

Fiscal Year 2001	166,667 Options
Performance Target: See attached Schedule A.
Fiscal Year 2002	166,667 Options
Performance Target: To be determined by July 1, 2001
Fiscal Year 2003	166,666 Options
Performance Target: To be determined by December 31, 2001

             3.          Method of Exercise.  Randall shall exercise the option in the following manner:

                           3.1        Exercise Notice.  Randall may exercise the Option, in whole or in part by written notice to TeraGlobal in the form attached hereto as Exhibit A (the "Exercise Notice"), stating the number of shares into which the Option is being exercised.  Any exercise may be with respect to any part or all of the shares then exercisable pursuant to the Option. In the event the Option becomes exercisable by any person other than Randall, the required notice under this Subsection 3.1 shall be accompanied by appropriate proof of the right of such person to exercise the Option.

                           3.2        Delivery of Shares.  TeraGlobal will deliver a certificate for the shares to Randall, subject to the terms of this Agreement and against delivery to TeraGlobal of the Exercise Price as set forth in Subsection 3.3 below, at TeraGlobal's principal offices, or such other appropriate place as may be mutually agreed upon.  The shares will be issued out of previously authorized but unissued shares of Stock or acquired or reacquired shares of Stock, as TeraGlobal may elect.  TeraGlobal shall not be required to issue fractional shares.

                                        3.3        Medium and Time of Payment.  The Exercise Price shall be payable in full upon any exercise of the Option by (i) a certified or bank cashier's check, (ii) a promissory note (as described below), (iii) shares of Stock having a fair market value on the Exercise Date in an amount equal to the Exercise Price, or (iv) a combination of a certified or bank cashier's check, a promissory note and shares of Stock having a fair market value on the Exercise Date in an amount equal to the balance of the Exercise Price.

                           3.4        Fair Market Value.  The fair market value of a share of Stock on any relevant date (and for all other valuation purposes under this Agreement) shall be determined in accordance with the following provisions:

                                        3.4.1     Over-the-Counter Stock.  If the Stock is not at the time listed or admitted to trading on any stock exchange but is traded in the over-the-counter market, the fair market value shall be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) of one share of Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system, or any successor system.  If there are no reported bid and asked prices (or closing selling price) for the Stock on the date in question, then the mean between the highest bid price and lowest asked price (or the closing selling price) on the last preceding date for which such quotations exist shall be determinative of fair market value.

                                        3.4.2     Stock Exchange Traded Stock.  If the Stock is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the closing selling price of one share of Stock on the date in question on the stock exchange determined by TeraGlobal's Board of Directors ("Board") to be the primary market for the Stock, as such price is officially quoted in the composite tape of transactions on such exchange.  If there is no reported sale of Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

                           3.5        Promissory Note.  Subject to the requirements of applicable state or Federal law or margin requirements, payment of all or part of the purchase price of the Stock may be made by delivery of a full recourse promissory note ("Promissory Note").  The Promissory Note shall be executed by Randall, made payable to TeraGlobal and bear interest at such rate as the Board of Directors shall determine, but in no case less than the minimum rate under the Internal Revenue Code for the imputation of interest or original issue discount.  Unless otherwise determined by the Board, interest on the Promissory Note shall be payable in quarterly installments on March 31, June 30, September 30 and December 31 of each year.  A Promissory Note shall contain such other terms and conditions as may be determined by the Board of Directors; provided, however, that the full principal amount of the Promissory Note and all unpaid interest accrued thereon shall be due not later than five years from the date of exercise.  TeraGlobal may obtain from Randall a security interest in the shares of Stock issued to Randall for the purpose of securing payment of the Promissory Note and shall retain possession of the stock certificates representing such shares in order to perfect its security interest.

             4.          Restrictions on Exercise and Delivery.  The exercise of each Option shall be subject to the condition that, if at any time the Board of Directors shall determine, in its sole and absolute discretion,

(a)         the satisfaction of any withholding tax or other withholding liabilities, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of Stock pursuant thereto,

(b)        the listing, registration, or qualification of any shares deliverable upon such exercise is desirable or necessary, under any state or federal law, as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, or

(c)         the consent or approval of any regulatory body is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto,

then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.  Randall shall execute such documents and take such other actions as are required by the Board to enable it to effect or obtain such withholding, listing, registration, qualification, consent or approval.  Neither TeraGlobal nor any officer or director, or member of the Board, shall have any liability with respect to the non-issuance  of the shares or Randall's inability to sell shares as the result of any suspensions imposed pursuant to this Section.

             5.          Termination of Option.  Except as otherwise provided in this Agreement, to the extent not previously exercised, the Option shall terminate upon the first to occur of any of the following events:

(a)         TeraGlobal's dissolution or liquidation;

(b)        10 years from the date of this Agreement;

(c)         the breach by Randall of any provision of this Agreement;

(d)        90 days after termination of Randall's participation as an employee or director with TeraGlobal;

(e)         six months after Randall's death, in which event the person or persons to whom the rights of Randall hereunder shall pass may exercise such Option to the extent that Randall, had Randall lived, would have been entitled to exercise such Option on the date of Randall's death; or

(f)         as more fully set forth in Section 10.2, in the event of a Capital Transaction.

             6.          Nonassignability.  Options may not be sold, pledged, assigned or transferred in any manner other than by will or by the laws of intestate succession, and may be exercised during the Randall's lifetime only by him.  Any transfer by Randall of any Option granted under the Plan or this Agreement shall void such Option and TeraGlobal shall have no further obligation with respect to such Option.  No Option shall be pledged or hypothecated in any way, nor shall any Option be subject to execution, attachment or similar process.

             7.          Restrictions on Transfer of Shares Acquired.  Randall represents and warrants to TeraGlobal that Randall understands that, as of the date of this Agreement, (a) the Stock issuable upon exercise of the Option has not been registered under the Securities Act of 1933, as amended (the "Act") or qualified under any applicable state securities laws and the Stock must be held indefinitely unless subsequently registered and qualified thereunder or an exemption from registration and qualification is available, and (b) TeraGlobal has made no agreements, covenants or undertakings whatsoever (i) to register under the Act or any applicable securities laws the Stock issuable upon exercise of this Option, or (ii) about the availability of any exemption under the Act (including Rule 144 of the Act) or applicable state securities.  Randall further represents and warrants to TeraGlobal that he will not transfer the Stock in violation of the provisions of any applicable securities statute or regulation.

             8.          Restrictive Legends.  Each certificate evidencing the shares of Stock acquired under this Agreement, including any certificate issued to any transferee thereof, shall be imprinted with the following legend, as well as any legend required by applicable state securities laws:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED OR TRANSFERRED IN A TRANSACTION WHICH WAS NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, IN RELIANCE UPON AN EXEMPTION AFFORDED BY SUCH ACT.  NO SALE OR TRANSFER OF THESE SHARES SHALL BE MADE, NO ATTEMPTED SALE OR TRANSFER SHALL BE VALID, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE ANY EFFECT TO ANY SUCH TRANSACTION UNLESS (A) SUCH TRANSACTION SHALL HAVE BEEN DULY REGISTERED UNDER THE ACT OR (B) THE ISSUER SHALL HAVE FIRST RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH REGISTRATION IS NOT REQUIRED.

                    9.          Rights as Shareholder.  Neither Randall nor his executor, administrator, heirs or legatees, shall have any rights or privileges of a shareholder of TeraGlobal in respect of the Stock unless and until certificates representing such Stock shall have been issued in Randall's name.

             10.        Adjustments Upon Changes In Capitalization.

                           10.1      Subdivisions or Consolidations.  Subject to any required action by TeraGlobal's shareholders, the number of Shares covered by any unexercised and outstanding portion of the Option, and the Exercise Price in respect thereof, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares of Stock or the payment of a Stock dividend (but only on all outstanding shares of Stock) or any other increase or decrease in the number of such shares of Stock effected without receipt of consideration by TeraGlobal.  Any fraction of a Share that would otherwise result from an adjustment pursuant to this Subsection shall be rounded downward to the next full number of Shares without other compensation or consideration.

                           10.2      Capital Transactions.  Upon a sale of all or substantially all of the assets of TeraGlobal, a merger or consolidation in which TeraGlobal is not the surviving corporation, or any other similar transaction (all of the foregoing shall be referred to as a "Capital Transaction"), if the exercisability of the unexercised and outstanding portion of the Option is not accelerated by the Board (as set forth below), and the acquiring corporation, to the extent applicable, assumes TeraGlobal's obligations under the unexercised and outstanding portion of the Option, then Randall shall be entitled thereafter to purchase shares of Stock and other securities and property in the kind and amount, and at the price, which Randall would have been entitled had the unexercised and outstanding portion of the Option been exercised prior to such event.

                           10.3      Board Discretion.  To the extent that the foregoing adjustments relate to Stock or securities of TeraGlobal, such adjustments shall be made by the Board in its reasonable discretion.  The grant of the Option shall not affect in any way the right or power of TeraGlobal to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.  Whenever TeraGlobal shall take any action resulting in any adjustment provided for in this Section TeraGlobal shall forthwith deliver notice of such action to Randall, which notice shall set forth the number of Shares subject to the unexercised and outstanding portion of the Option and the Exercise Price in respect thereof resulting from such adjustment.

                           10.4      Acceleration of Vesting.  In the event of a Capital Transaction and to the extent the Option is not yet fully vested in Randall, Randall shall have the right immediately prior to such sale of assets, merger or consolidation, or public offering or similar transaction, to exercise the Option in whole or in part.

             11.        No Right of Employment.  Neither the grant nor exercise of any Option nor anything in the Plan or this Agreement shall impose upon TeraGlobal or any other corporation any obligation to employ or continue to employ any Randall.  The right of TeraGlobal and any other corporation to terminate any employee shall not be diminished or affected because an Option has been granted to such employee.

             12.        Notices.  Any notice to be given under the terms of this Agreement shall be addressed to TeraGlobal in care of its Secretary at its principal office, and any notice to be given to Randall shall be addressed to such Randall at the address maintained by TeraGlobal for such person or at such other address as Randall may specify in writing to TeraGlobal.

             13.        Binding Effect.  This Agreement shall be binding upon and inure to the benefit of Randall, his heirs and successors, and of TeraGlobal, its successors and assigns.

             14.        Governing Law.  This Agreement shall be governed by the laws of the State of California.

             15.        Descriptive Headings.  Titles to Sections are solely for information purposes.

             IN WITNESS WHEREOF, this Agreement is effective as of, and the date of grant shall be, January 29, 2001.

TERAGLOBAL COMMUNICATIONS CORP.,

By:JOHN F.A.V. CECIL
John F.A.V. Cecil, Chairman

ROBERT E. RANDALL
Robert E. Randall